     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1998

                                                      REGISTRATION NO.
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------

                           NATIONAL CITY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                             1900 East Ninth Street
                                Cleveland, Ohio
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   34-1111088
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                     44114
                                   (ZIP CODE)


              National City Corporation 1997 Restricted Stock Plan
                           (FULL TITLE OF THE PLAN)

                             DAVID L. ZOELLER, Esq.
                             Senior Vice President,
                         General Counsel and Secretary
                           National City Corporation
                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (216) 575-2978
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       CALCULATION OF REGISTRATION FEE

===============================================================================
                              Proposed     Proposed
 Title Of                      Maximum     Maximum
Securities       Amount       Offering     Aggregate         Amount Of
  To Be          To Be        Price Per    Offering         Registration
Registered     Registered(2)    Share(3)    Price(3)            Fee
-------------------------------------------------------------------------------
Common Stock,
par value of
$4.00 per
share(1)        1,500,000      $67.438    $101,157,000        $29,841.32

===============================================================================

(1) This Registration Statement covers 1,500,000 shares of National City Corporation Common Stock, par value $4.00 per share ("National City Common") offered or to be offered by the Registrant under the National City Corporation 1997 Restricted Stock Plan (the "Plan"). Pursuant to the Plan, "Eligible Persons" and members of the Registrant's Board of Directors may be awarded grants (each such grant, an "Award") of one or more shares of National City Common, which shares shall be subject to certain restrictions on transfer and alienation set forth in the Plan (those restrictions, the "Plan Restrictions", and the shares of National City Common the transfer or alienation of which are restricted by reason thereof, "Restricted Stock").

(2) Plus such indeterminate number of additional shares as may be offered or issued as a result of adjustments required by antidilution provisions contained in the Plan. Moreover, if any participant forfeits any shares of Restricted Stock that are subject to any Award granted under the Plan, or any such Award otherwise terminates with respect to any shares of Restricted Stock thereunder without the Plan Restrictions being terminated, such shares shall again be available for distribution in connection with future Awards under the Plan. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities offered or issued pursuant to the Plan in order to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) The registration fee has been calculated in accordance with Rule 457(h) based upon the average of the high and low prices of the National City Common reported in the consolidated reporting system on July 28, 1998, which average was $67.438.

                                 ---------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.


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               Cross Reference Sheet Showing the Location in the
         Prospectus of the Information Required by Part 1 of Form S-8


     Item of Form S-8                       Location of Caption in Prospectus
     ----------------                       --------------------------------

1.   Outside Front Cover Page
     of Prospectus ........................ Outside Front Cover Page of
                                            Prospectus

2.   Inside Front and Outside
     Back Cover Pages of Prospectus ....... Available Information; The Company;
                                            Table of Contents

3.   General Plan Information ............. General Plan Information

4.   Securities to be Offered ............. Securities to be Offered

5.   Employees Who May Participate
     in the Plan .......................... Employees Who May Participate in
                                            the Plan

6.   Purchase of Securities Pursuant
     to the Plan and Payment For
     Securities Offered ................... Purchase of Securities Pursuant to
                                            the Plan and Payment For
                                            Securities Offered

7.   Resale Restrictions .................. Purchase of Securities Pursuant to
                                            the Plan and Payment For Securities
                                            Offered

8.   Tax Effects of Plan Participation .... Tax Effects of Plan Participation

9.   Investment of Funds .................. Not Applicable

10.  Withdrawal From the Plan;
     Assignment of Interest ............... Withdrawal From the Plan;
                                            Assignment of Interest

11.  Forfeitures and Penalties ............ Forfeitures

12.  Charges and Deductions
     and Liens Therefor.................... Not Applicable

13.  Registration Information and
     Employee Plan Annual Information ..... Registrant Information

================================================================================
                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*The information called for by Part I of Form S-8 is currently included in the description of the National City Corporation 1997 Restricted Stock Plan (the "Plan") to be delivered to eligible persons under the Plan and is not being filed with or included in this Form S-8 Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, an the Note to Part I of Form S-8.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        National City Corporation ("National City") hereby incorporates in this Registration Statement by reference its Annual Report on Form 10-K for the year ended December 31, 1997, its quarterly report on Form 10-Q dated March 31, 1998, its Current Reports on Form 8-K dated January 13, 1998, March 9, 1998, March 31, 1998, and April 14, 1998, and the description of National City Common Stock ("National City Common") set forth in the Restated Certificate of Incorporation of National City, as amended (filed as Exhibit 3.1 to National City's Annual Report on Form 10-K for the fiscal year ended December 31, 1997), each as filed with the Commission pursuant to the Exchange Act.

        All documents filed by National City pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall be deemed not, except as so modified or superseded, to constitute a part of this Registration Statement.

        THIS REGISTRATION STATEMENT INCORPORATES DOCUMENTS OF NATIONAL CITY BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS OF NATIONAL CITY SO INCORPORATED (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS REGISTRATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO NATIONAL CITY CORPORATION, 1900 EAST NINTH STREET, CLEVELAND, OHIO 44114, ATTENTION: THOMAS A. RICHLOVSKY, SENIOR VICE PRESIDENT AND TREASURER, TELEPHONE NUMBER (216) 575-2126, AND WILL BE FURNISHED WITHOUT CHARGE.


ITEM 4.  DESCRIPTION OF SECURITIES

        The National City Common stock to be offered pursuant to the Plan is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        The legality of the shares of National City Common has been passed upon for National City by the Law Department of National City. Certain members of the Law Department of National City own shares of National City Common and currently exercisable options to purchase shares of National City Common.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law (the "DGCL"), directors, officers, employees and other individuals may be indemnified against
expenses (including attorneys' fees), judgments, fines and   amounts paid in
settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of National City -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of National City, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. The DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to National City. To the extent that a person otherwise

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eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by the DGCL.

Article VI of National City's By-Laws provides that National City must indemnify, to the fullest extent authorized by the DGCL, each person who was or is made party to, is threatened to be made a party to, or is involved in, any action, suit or proceeding because he is or was a director, officer or employee of National City or of any subsidiary (or was serving at the request of National City as a director, trustee, officer, employee or agent of another entity) while serving in such capacity against all expenses, liabilities or loss incurred by such person in connection therewith. The amount of any indemnification to which any person shall otherwise be entitled under Article VI shall be reduced to the extent that such person shall otherwise be entitled to valid and collectible indemnification provided by a subsidiary of National City or any other source.

     Article VI of National City's By-Laws also provides that National City may pay expenses incurred in defending the proceedings specified above in advance of their final disposition. National City may advance expenses to any director, officer or employee only upon delivery to National City of an undertaking by the indemnified party stating that he has reasonably incurred or will reasonably incur actual expenses in defending an actual civil or criminal suit, action or proceeding in his capacity as such director, officer or employee, or arising out of his status as such director, officer or employee, and that he undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

     Finally, Article VI of National City's By-Laws provides that National City may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, regardless of whether National City has the power or obligation to indemnify that person against such expense, liability or loss under the provisions of such Article VI.

     The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of National City's Certificate or By-laws, or otherwise. Additionally, no amendment to National City's Certificate can increase the liability of any director or officer for any act or omission by him prior to such amendment.

ITEM 8.  EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

      4.1 Restated Certificate of Incorporation of National City Corporation, as amended, (filed as Exhibit 3.1 to National City Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

      4.2 National City Corporation First Restatement of By-Laws adopted April 27, 1987 (As Amended through October 24, 1994) (filed as Exhibit 3.2 to Registrant's Form S-4 Registration Statement No. 33-56539 dated November 18, 1994 and incorporated herein by reference).

      4.3 Instruments defining the rights of holders of certain long-term debt of National City and its consolidated subsidiaries are not filed as exhibits because the amount of debt under such instruments is less than 10% of the total consolidated assets of National City.
           National City undertakes to file these instruments with the Commission upon request.

      4.4  Form of National City Corporation 1997 Restricted Stock Plan.

      5.1 Opinion of the Law Department of National City as to the legality of the National City Common being registered (filed as Exhibit 5.1).

     23.1 Consent of Ernst & Young LLP, Independent Auditors for National City (filed as Exhibit 23.1).

     23.2 Consent of the Law Department of National City (included in such Law Department's opinion filed as Exhibit 5.1 to this Registration Statement and incorporated herein by reference).

     24.1  Power of Attorney (Filed as Exhibit 24.1).

ITEM 9.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 31st day of July, 1998.

                                               NATIONAL CITY CORPORATION

                                               By /s/  THOMAS A. RICHLOVSKY
                                                      Thomas A. Richlovsky
                                                      Senior Vice President and
                                                            Treasurer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.




/s/  SANDRA H. AUSTIN                      Director
--------------------------------
      Sandra H. Austin

/s/  CHARLES H. BOWMAN                     Director
--------------------------------
      Charles H. Bowman

/s/  EDWARD B. BRANDON                     Director
--------------------------------
      Edward B. Brandon

/s/  JOHN G. BREEN                         Director
--------------------------------
      John G. Breen

/s/  JAMES S. BROADHURST                   Director
--------------------------------
      James S. Broadhurst

/s/  DUANE E. COLLINS                      Director
--------------------------------
      Duane E. Collins

/s/  DAVID A. DABERKO                      Chairman of the Board and Chief
--------------------------------           Executive Officer (Principal
      David A. Daberko                     Executive Officer)

/s/  DANIEL E. EVANS                       Director
--------------------------------
      Daniel E. Evans

/s/  OTTO N. FRENZEL III                   Director
--------------------------------
      Otto N. Frenzel III

/s/  BERNADINE P. HEALY, M.D.              Director
--------------------------------
Bernadine P. Healy, M.D.

                                           Director
--------------------------------
      Joseph H. Lemieux

/s/  W. BRUCE LUNSFORD                     Director
--------------------------------
      W. Bruce Lunsford

/s/  ROBERT A. PAUL                        Director
--------------------------------
      Robert A. Paul

/s/  WILLIAM R. ROBERTSON                  Director and President
--------------------------------
      William R. Robertson

/s/  WILLIAM F. ROEMER                     Director
--------------------------------
      William F. Roemer

/s/  MICHAEL A. SCHULER                    Director
--------------------------------
      Michael A. Schuler

/s/  STEPHEN A. STITLE                     Director
--------------------------------
      Stephen A. Stitle

/s/  MORRY WEISS                           Director
--------------------------------
      Morry Weiss

     *Carlton E. Langer, Vice President and Assistant Secretary of National City Corporation, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Form S-8 Registration Statement on behalf of each of the above-indicated officers and directors of National City Corporation (constituting at least a majority of the directors) pursuant to a power of attorney executed by such persons.

By /s/  CARLTON E. LANGER
    Carlton E. Langer, Vice President and
             Assistant Secretary                               July 31, 1998